Exhibit 99.1

NEWS RELEASE

Kimbell Royalty Partners Files Form 10-Q, Announces Final First Quarter 2017 Financial and Operating Results and Provides Update on Potential Full-Cost Ceiling Test Impairment

FORT WORTH, Texas, May 12, 2017  – Kimbell Royalty Partners, LP (NYSE: KRP), a leading owner of oil and natural gas mineral and royalty interests across 20 states, today announced the filing of its Form 10-Q for the first quarter 2017, final financial and operational results for the first quarter ended March 31, 2017 and an update on the potential full-cost ceiling test impairment.

The following results reflect the period from the date of closing of our initial public offering on February 8, 2017 through March 31, 2017:

–               Revenue of $4.6 million

–               Net income of $283,000

–               Earnings per common unit of $0.02

–               Adjusted EBITDA of $2.9 million

–               Production of 59,511 barrels of oil, 489,671 Mcf of natural gas and 20,930 barrels of natural gas liquids – for total combined volumes of 162,053 barrels of oil equivalent (BOE)

–               On May 2, 2017, declared an initial distribution of $0.23 per common unit

–               Received an exemption from the SEC relating to a potential full cost ceiling test impairment as further described below

The final operational results for the quarter ended March 31, 2017 reflect the accrual of revenue from the closing of the initial public offering (“IPO”) on February 8, 2017 rather than the effective date of the acquisition of oil and natural gas properties on February 1, 2017 as shown on the earnings release dated May 8, 2017.  Under the terms of the contribution agreement entered into by and among the Partnership and the Contributing Parties prior to the IPO, the MLP is entitled to receive royalty payments with respect to the acquired properties from and after February 1, 2017.  However, for GAAP purposes, the final operational results reflect a revenue accrual from the closing of the IPO on February 8, 2017.  This revision does not change the amount of cash received from the partnership’s properties during the quarter, nor the partnership’s previously announced cash distribution for the quarter ended March 31, 2017.

Kimbell Royalty Partners, LP - News Release

Financial Highlights

In the first quarter, the partnership had revenues of $4.6 million, net income of $283,000 and earnings per common unit of $0.02.  Averaged realized price for oil per Bbl was $47.35, natural gas per Mcf was $2.55 and natural gas liquids was $23.35 per Bbl.    Adjusted EBITDA was $2.9 million. (Adjusted EBITDA is a non-GAAP measure.  Please see a reconciliation to the nearest GAAP measures at the end of this news release.)

Production

The partnership reported total first quarter production for the period from February 8, 2017 through March 31, 2017 of 162,053 BOE, or 3,116 BOE per day.  On a revenue basis, 62% was oil, 11% was natural gas liquids and 27% was natural gas.  On a production basis, approximately 37% was oil, 13% was natural gas liquids and 50% was natural gas.

Update to Potential Full-Cost Ceiling Limitation Impairment

The oil and natural gas properties that were acquired in connection with the IPO were recorded at the acquisition price of those assets at the time of the IPO.  As previously disclosed in our filings with the SEC, as a result of the significant difference between the acquisition price at the time of the IPO and the full-cost ceiling limitation, we could have been required to record a significant impairment to our oil and natural gas properties in the quarter ending March 31, 2017.  However, we requested and received an exemption from the SEC to exclude the recently acquired properties from the ceiling test calculation.  The Partnership will continue to assess the fair value of the acquired assets at each periodic reporting date to ensure inclusion in the ceiling calculation is not required through the December 31, 2017 reporting period, the period of the exemption provided by the SEC.

About Kimbell Royalty Partners, LP

Kimbell Royalty Partners, LP (NYSE: KRP) is an oil and gas mineral and royalty variable rate master limited partnership based in Fort Worth, Texas.  KRP is managed by its general partner, Kimbell Royalty GP, LLC, and owns mineral and royalty interests in approximately 5.6 million gross acres in 20 states and in nearly every major onshore basin in the continental United States, including ownership in more than 50,000 gross producing wells with over 29,000 wells in the Permian Basin.

Kimbell Royalty Partners, LP - News Release

Forward-Looking Statements

This news release includes forward-looking statements. These forward-looking statements involve risks and uncertainties, including risks relating our business and the securities markets generally. Except as required by law, Kimbell Royalty Partners, LP undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in our filings with the Securities and Exchange Commission.  These include risks inherent in oil and natural gas drilling and production activities, including risks with respect to continued low or further declining prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause Kimbell to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow; risks related to our potential impairment as disclosed above, risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices; risks regarding Kimbell’s ability to meet financial covenants under its credit agreements or the ability to obtain amendments or waivers to effect such compliance; risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks relating to unexpected adverse developments in the status of properties; borrowing base redeterminations by Kimbell’s banks; risks relating to the absence or delay in receipt of government approvals or third-party consents; risks relating to Kimbell’s ability to realize the anticipated benefits from acquired assets; and other risks described in Kimbell’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, available at the SEC’s website at www.sec.gov.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release.

Contact:

Rick Black

Dennard-Lascar Associates

krp@dennardlascar.com

(713) 529-6600

Kimbell Royalty Partners, LP - News Release

Kimbell Royalty Partners, LP

Consolidated Balance Sheets

(Unaudited, in thousands)

As of March 31,
2017
Assets:	(In thousands)
Current assets
Cash and cash equivalents	$3,892
Oil, natural gas and NGL receivables	6,610
Prepaid expenses	276
Total current assets	10,778
Property and equipment, net	237
Oil and natural gas properties
Oil and natural gas properties (full cost method)	268,234
Less: accumulated depreciation, depletion, accretion and impairment	(2,509)
Total oil and natural gas properties	265,725
Deposits on oil and natural gas properties	2,377
Loan origination costs, net	302
Total assets	$279,419
Liabilities and partners’ capital:
Current liabilities
Accounts payable	$665
Other current liabilities	1,219
Total current liabilities	1,884
Long-term debt	3,877
Total liabilities	5,761
Commitments and contingencies
Partners’ capital	273,658
Total liabilities and partners’ capital	$279,419

Kimbell Royalty Partners, LP - News Release

Kimbell Royalty Partners, LP

Consolidated Statement of Operations

(Unaudited, in thousands, except per unit data and unit count)

For the period from February 8, 2017 to
March 31, 2017
(In thousands)

Oil, natural gas and NGL revenues	$4,553
Costs and expenses
Production and ad valorem taxes	206
Depreciation, depletion and accretion expenses	2,536
Impairment of oil and natural gas properties	—
Marketing and other deductions	257
General and administrative expenses	1,211
Total costs and expenses	4,210
Operating income (loss)	343
Interest expense	60
Net income (loss)	$283

Net income (loss) attributable to common units:
Basic and diluted	$0.02
Weighted average number of common units outstanding
Basic and diluted	16,332,708

Kimbell Royalty Partners, LP - News Release

Kimbell Royalty Partners, LP

Supplemental Schedule

(unaudited, in thousands, except per unit data and unit count)

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA is used as a supplemental non-GAAP (as defined below) financial measure by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations period to period without regard to our financing methods or capital structure. In addition, management uses Adjusted EBITDA to evaluate cash flow available to pay distributions to our unitholders.

We define Adjusted EBITDA as net income (loss) plus interest expense, net of capitalized interest, non-cash unit-based compensation, impairment of oil and natural gas properties, income taxes and depreciation, depletion and accretion expense. Adjusted EBITDA is not a measure of the income (loss) as determined by the generally accepted accounting principles in the United States (“GAAP” or “U.S. GAAP”). We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA.

Adjusted EBITDA should not be considered an alternative to net income, oil, natural gas and natural gas liquids revenues, net cash flows provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The following tables present a reconciliation of Adjusted EBITDA to net income and net cash provided by operating activities, the most directly comparable GAAP financial measures, for the periods indicated (unaudited):

Kimbell Royalty Partners, LP - News Release

Kimbell Royalty Partners, LP

Supplemental Schedule

(unaudited, in thousands, except per unit data and unit count)

For the period from February 8, 2017 to
March 31, 2017

Net income (loss)	$283
Depreciation, depletion and accretion expenses	2,536
Interest expense	60
Income taxes	—
EBITDA	$2,879
Impairment of oil and natural gas properties	—
Unit-based compensation	—
Adjusted EBITDA	$2,879

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Cash interest expense	4
Capital expenditures	—
Cash available for distribution	$2,875

Weighted average number of common units outstanding
Basic and diluted	16,332,708

Cash available for distribution per common unit outstanding	$0.18

Kimbell Royalty Partners, LP - News Release

Kimbell Royalty Partners, LP

Supplemental Schedule

(unaudited, in thousands)

For the period from February 8, 2017 to
March 31, 2017

Reconciliation of net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$2,712
Interest expense	60
State income taxes	—
Impairment of oil and natural gas properties	—
Amortization of loan origination costs	(10)
Amortization of tenant improvement allowance	—
Unit-based compensation	—
Changes in operating assets and liabilities:
Oil, natural gas and NGL revenues receivable	1,658
Prepaid expenses	276
Other receivables	—
Accounts payable	(665)
Other current liabilities	(1,152)
EBITDA	$2,879
Add:
Impairment of oil and natural gas properties	—
Unit-based compensation	—
Adjusted EBITDA	$2,879